             As filed with the Securities and Exchange Commission on May 5, 2000
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             TURNSTONE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

                DELAWARE                                 77-047640
        (STATE OF INCORPORATION)                     (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

                               274 FERGUSON DRIVE
                         MOUNTAIN VIEW, CALIFORNIA 94043
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                             ----------------------

                                 1998 STOCK PLAN
                                 2000 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                               RICHARD N. TINSLEY
                          PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER
                             TURNSTONE SYSTEMS, INC.
                               274 FERGUSON DRIVE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 404-0200
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:
                            THOMAS C. DEFILIPPS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
==================================================================================================================
       TITLE OF SECURITIES TO            MAXIMUM AMOUNT         PROPOSED           PROPOSED          AMOUNT OF
            BE REGISTERED                     TO BE              MAXIMUM            MAXIMUM        REGISTRATION
                                          REGISTERED(1)         OFFERING           AGGREGATE            FEE
                                                                  PRICE            OFFERING
                                                                PER SHARE            PRICE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
  To be issued under 1998 Stock Plan      3,420,417 shares      $ 4.66(2)       $ 15,939,143.22       $  4,207.93
  To be issued under 2000 Stock Plan      5,287,876 shares      $95.61(3)       $505,573,824.36       $133,471.49
  To be issued under 2000 Employee
     Stock Purchase Plan............        500,000 shares      $24.65(4)       $ 12,325,000.00       $  3,253.80
     TOTAL                                9,208,293 shares                      $533,837,967.58       $140,933.22
==================================================================================================================

--------------
(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.

(2) Computed in accordance with Rule 457(h) under the Securities Act. Such computation is based on the weighted average exercise price of $4.66 per share covering 3,420,417 outstanding options under our 1998 Stock Plan.

(3) Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. Such computation is based on the weighted average exercise price of $102.64 per share covering 441,500 outstanding options and the estimated exercise price of $94.97 covering 4,846,376 authorized but unissued shares under our 2000 Stock Plan. The estimated exercise price of $94.97 per share was computed in accordance with Rule 457(h) by averaging the high and low prices of a share of Turnstone Systems common stock as reported by the Nasdaq National Market on May 3, 2000.

(4) The exercise price of $24.65 per share, computed in accordance with Rule 457(h) under the Securities Act, is 85% of the closing price of a share of Turnstone Systems common stock as reported by the Nasdaq National Market on February 1, 2000, the current enrollment date. Pursuant to Section 2(j)(iv) of the 2000 Employee Stock Purchase Plan (attached as Exhibit
      10.4 hereto), shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

      There are hereby incorporated by reference in this prospectus the following documents and information heretofore filed with the SEC.

      (1) The prospectus filed on February 1, 2000 pursuant to Rule 424(b) of the Securities Act

      (2) The description of our common stock contained in the Registration Statement on Form 8-A filed January 11, 2000 pursuant to Section 12(g) of the Exchange Act.

      (3) The proxy statement filed on April 12, 2000 pursuant to Section 14(c) of the Exchange Act.

      All documents subsequently filed by Turnstone Systems pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4. Description of Securities.

      Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

      The validity of the common stock offered hereby has been passed upon for Turnstone Systems, Inc. by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this prospectus, WS Investment Company 97B and WS Investment Company 98B, each an investment partnership composed of certain current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, in addition to certain current individual members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own an aggregate of 125,290 shares of Turnstone Systems' Common Stock.

ITEM 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      Article XI of our Third Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

      Article VI of our bylaws provides for the indemnification of any officer, director or third party acting on behalf of Turnstone if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of Turnstone, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.



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

      We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7. Exemption from Registration Claimed.

      Not applicable.

ITEM 8. Exhibits.


EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------
  5.1       Opinion of counsel as to legality of securities being registered.

 10.2*      1998 Stock Plan and forms of agreement thereunder

 10.3*      2000 Stock Plan and forms of agreement thereunder

 10.4*      2000 Employee Stock Purchase Plan and forms of agreement thereunder

 23.1       Consent of counsel (contained in Exhibit 5.1).

 23.2       Independent Auditors' Consent (see page II-5).

 24.1       Power of Attorney (see page II-3).

--------------

* Incorporated by reference to the exhibit bearing the same number filed with Turnstone Systems, Inc.'s Registration Statement on Form S-1, as amended (No. 333-91427), which the SEC declared effective on January 31, 2000.

ITEM 9. Undertakings.

      A.    Turnstone Systems hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Turnstone Systems hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Turnstone Systems's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Turnstone Systems pursuant to law, Turnstone Systems's certificate of incorporation, bylaws, indemnification agreements, or otherwise, Turnstone Systems has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the



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

Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Turnstone Systems of expenses incurred or paid by a director, officer or controlling person of Turnstone Systems in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Turnstone Systems will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 5th day of May, 2000.

                                          TURNSTONE SYSTEMS, INC.


                                          By: /s/ Richard N. Tinsley
                                             ----------------------------------
                                              Richard N. Tinsley
                                              President and Chief Executive
                                              Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard N. Tinsley and M. Denise Savoie, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                TITLE                            DATE
          ---------                                -----                            ----
   /s/ Richard N. Tinsley        President, Chief Executive Officer and         May 5, 2000
----------------------------     Director (Principal Executive Officer)
     Richard N. Tinsley


   /s/ P. Kingston Duffie        Chief Technology Officer and Director          May 5, 2000
----------------------------
     P. Kingston Duffie


    /s/ M. Denise Savoie         Chief Financial Officer and Vice               May 5, 2000
----------------------------     President, Business Operations (Principal
      M. Denise Savoie           Financial and Accounting Officer)


/s/ Robert J. Finocchio, Jr.     Director                                       May 5, 2000
----------------------------
  Robert J. Finocchio, Jr.


     /s/ John K. Peters          Director                                       May 5, 2000
----------------------------
       John K. Peters


   /s/ Andrew W. Verhalen        Director                                       May 5, 2000
----------------------------
     Andrew W. Verhalen


    /s/ Geoffrey Y. Yang         Director                                       May 5, 2000
----------------------------
      Geoffrey Y. Yang



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

                         CONSENT OF INDEPENDENT AUDITORS


To Board of Directors and Stockholders
Turnstone Systems, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Turnstone Systems, Inc. filed on or about May 5, 2000 of our report dated January 6, 2000, relating to the balance sheets of Turnstone Systems, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from January 2, 1998 (inception) to December 31, 1998, and the year ended December 31, 1999, which report appears in the registration statement (No. 333-91427) on Form S-1 of Turnstone Systems, Inc.


/s/ KPMG LLP

Mountain View, California
May 5, 2000



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

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                    DESCRIPTION
-------                                   -----------
  5.1       Opinion of counsel as to legality of securities being registered

 10.2*      1998 Stock Plan and forms of agreement thereunder

 10.3*      2000 Stock Plan and forms of agreement thereunder

 10.4*      2000 Employee Stock Purchase Plan and forms of agreement thereunder

 23.1       Consent of counsel (contained in Exhibit 5.1)

 23.2       Independent Auditors' Consent (see page II-5)

 24.1       Power of Attorney (see page II-4)

--------------

* Incorporated by reference to the exhibit bearing the same number filed with Turnstone Systems, Inc.'s Registration Statement on Form S-1, as amended (No. 333-91427), which the SEC declared effective on January 31, 2000.



                                      II-6